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                                                                EXHIBIT 23.1

                       CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" and to the use of (i) our report relating to DataWave Systems Inc. dated June 4, 1998, and (ii) our report relating to Metrophone Telecommunications Inc. dated June 4, 1998, each in the Registration Statement on Form S-1 and related Prospectus of DataWave Systems Inc.


/s/  Deloitte & Touche
_____________________________
Chartered Accountants
Vancouver, British Columbia, Canada

June 4, 1998